[Goodwin, Procter & Hoar LLP Letterhead]

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
[End Letterhead]


                               September 16, 1999



Phoenix Strategic Equity Series Fund
101 Munson Street
Greenfield, MA  01301

Ladies and Gentlemen:

         Reference is made to the registration statement on Form N-14 filed on September 16, 1999 with the Securities and Exchange Commission with respect to Class A and Class B shares of beneficial interest, $.0001 par value (the "Shares") of Phoenix Strategic Equity Series Fund, an unincorporated association of the type commonly referred to as a Massachusetts business trust (the "Trust"), representing interests in Phoenix-Seneca Equity Opportunities Fund, a portfolio series of the Trust, to be issued pursuant to a certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and Phoenix Seneca Funds dated as of August 30, 1999, described in the Registration Statement.

         We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable by the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ GOODWIN, PROCTER & HOAR LLP
                                          ----------------------------------
                                              GOODWIN, PROCTER & HOAR LLP